UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2022

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street, Suite 400 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On March 28, 2022 (the “Grant Date”), the board of directors (the “Board”) of Jaguar Health, Inc. (the “Company”), based on an analyses by Radford, the Company’s independent compensation consulting company, and the recommendation of the Compensation Committee of the Board (the “Committee”), approved increases to the base salaries and payment of cash bonuses and equity awards under the Company’s 2014 Stock Incentive Plan (the “2014 Plan”) for the Company’s named executive officers. The increases to the base salaries are effective as of April 1, 2022 and are as follows: (i) an increase to the annual base salary of Lisa A. Conte, President & CEO, from $535,700 to $576,374, (ii) an increase in the base salary of Jonathan S. Wolin, Chief of Staff, General Counsel and Chief Compliance Officer, from $344,800 to $396,520 and (iii) an increase to the annual base salary of Ian Wendt, Chief Commercial Officer, from $338,900 to $350,100. These increases bring the base pay of the Company’s executive officers to the 25th percentile of salaries for executive officers at comparable companies as indicated in the Radford assessment.

The cash bonuses and equity awards paid to the Company’s named executive officers, which the Board approved based upon individual as well as company performance, are as follows:

Name and Title	Cash Bonus	Time-Based Restricted Stock Units	Performance Restricted Stock Units
Lisa A. Conte President, CEO and Director	$160,140	606,280	25,000
Jonathan S. Wolin Chief of Staff, General Counsel and Chief Compliance Officer	$104,248	196,018	-
Ian Wendt Chief Commercial Officer	$88,252	224,783	-

The time-based restricted stock units (“Time-Based RSUs”) and the performance-based restricted stock units (“Performance RSUs”) were granted under and in accordance with the terms and conditions of the 2014 Plan and the Form of Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement (the “RSU Agreement”) filed with the Securities and Exchange Commission (the “SEC”) as Exhibits 10.6 and 10.8, respectively, to the Company’s Registration Statement on Form S-1 on August 27, 2014.

Pursuant to the terms of the Time-Based RSUs, the 2014 Plan and the RSU Agreement, the Time-Based RSUs will vest ratably on an annual basis over three years beginning on May 17, 2023, so long as the executive remains employed by the Company, subject to the terms and conditions of the severance agreement entered between the Company and such executive as described in the Company’s Current Report on Form 8-K filed on June 26, 2020 (the “Severance Agreement”). Pursuant to the terms of the Performance RSUs, the 2014 Plan and the RSU Agreement, the Performance RSUs will vest upon (i) successful completion of the pivotal trial of crofelemer (Mytesi) for cancer-therapy related diarrhea and (ii) successful completion of the investigator-initiated trials in support of the proof-of-concept requirement for early access program for patient access in Europe.

In addition, the Board, based on the recommendation of the Compensation Committee of the Board, approved a one-time payment of cash by the Company to award recipients referenced in the table above in an aggregate amount estimated to be $24,124 as reimbursement for estimated taxes payable with respect to the awards granted in April 2021 or the vesting of such awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
Name: Lisa A. Conte
Title: President and Chief Executive Officer

Date: April 1, 2022